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                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                           RECAPITALIZATION AGREEMENT

                  This AMENDMENT NO. 1 TO RECAPITALIZATION AGREEMENT (this "AMENDMENT") is made and entered into as of July 17, 2000, by and among Pentagon Technologies Group, Inc., an Ohio corporation (the "COMPANY"), MPW Industrial Services Group, Inc., an Ohio corporation ("MPW INDUSTRIAL"), MPW Management Services Corp., an Ohio corporation ("MPW MANAGEMENT" and together with MPW Industrial, the "SELLER"), Pentagon Merger Sub, Inc., an Ohio corporation ("SUB"), Baird Capital Partners III Limited Partnership, a Delaware limited partnership ("BCP"), BCP III Special Affiliates Limited Partnership, a Delaware limited partnership ("SPECIAL AFFILIATES FUND"), BCP III Affiliates Fund Limited Partnership, a Delaware limited partnership ("AFFILIATES FUND," and, collectively with BCP and Special Affiliates Fund, the "BCP PURCHASERS"), PPM America Private Equity Fund, L.P., a Delaware limited partnership ("PPM"), Old Hickory Fund I, LLC, a Delaware limited liability company ("OLD HICKORY," and, together with PPM, the "PPM PURCHASERS"), and Antares Capital Corporation, a Delaware corporation ("ANTARES").

                                    RECITALS

                  WHEREAS, the Company, the Seller, Sub and the BCP Purchasers are parties to that certain Recapitalization Agreement, dated as of April 25, 2000 (the "PURCHASE AGREEMENT");

                  WHEREAS, the PPM Purchasers and Antares desire, and the Company, the Seller, Sub and the BCP Purchasers desire the PPM Purchasers and Antares, to become parties to the Purchase Agreement; and

                  WHEREAS, the Company, the Seller, Sub, the BCP Purchasers, the PPM Purchasers and Antares deem it advisable and in the best interests of each party hereto to amend the Purchase Agreement on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties hereto agree as follows:

                  1. The definition of "PURCHASERS" set forth in the preamble is hereby amended as follows:

                  "PURCHASERS" means the BCP Purchasers, the PPM Purchasers and Antares.

                  2. Section 2S(ii) is hereby amended in its entirety to read as follows:

                  "(ii) certified copies of (a) the resolutions duly adopted by the Company's and the Seller's respective board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the Merger, the Redemption Transaction and the other transactions contemplated hereby and (b) the resolutions duly adopted by the Company's



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                  shareholders approving the Merger, the Management Equity Plan and approving all other transactions contemplated hereby that require shareholder approval under applicable law;"

                  3. Section 11C is hereby amended in its entirety to read as follows:

                  "11C. CONSENT TO AMENDMENTS. This Agreement may be amended, or any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company and referring specifically to the provision alleged to have been amended or waived, any such amendment or waiver shall be binding upon the Seller only if set forth in a writing executed by the Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Purchasers only if set forth in a writing executed by the Purchasers representing a majority of the shares purchased by the Purchasers hereunder and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement."

                  4. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

                  5. This Amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more of such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

                  6. The Purchase Agreement shall remain in full force and effect, as amended hereby, and as so amended the Company, the Seller, Sub, the BCP Purchasers, the PPM Purchasers and Antares hereby reaffirm all of their respective rights and obligations thereunder.

                       *     *    *     *     *     *     *

                                      - 2 -

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first written above.


                             PENTAGON TECHNOLOGIES GROUP, INC.

                                      By:        /s/ Daniel P. Buettin
                                               ---------------------------------

                                      Its:       Vice President and CFO
                                               ---------------------------------


                             MPW INDUSTRIAL SERVICES GROUP, INC.

                                      By:        /s/ Daniel P. Buettin
                                               ---------------------------------

                                      Its:        Vice President and CFO
                                               ---------------------------------


                             MPW MANAGEMENT SERVICES CORP.

                                      By:        /s/ Daniel P. Buettin
                                               ---------------------------------

                                      Its:       Vice President and CFO
                                               ---------------------------------


                             PENTAGON MERGER SUB, INC.

                                      By:        /s/ Brian W. Anderson
                                               ---------------------------------

                                      Its:       Vice President
                                               ---------------------------------


                             BAIRD CAPITAL PARTNERS III LIMITED
                             PARTNERSHIP

                                      By:      Baird Capital Partners Management
                                               Company III, L.L.C.

                                      By:        /s/ Brian W. Anderson
                                               ---------------------------------

                                      Its:        Senior Vice President


         Signature Page to Amendment No. 1 to Recapitalization Agreement


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                            BCP III SPECIAL AFFILIATES LIMITED
                            PARTNERSHIP

                                     By:      Baird Capital Partners Management
                                              Company III, L.L.C.

                                     By:        /s/ Brian W. Anderson
                                              -----------------------

                                     Its:       Senior Vice President
                                              ---------------------------------


                            BCP III AFFILIATES FUND LIMITED
                            PARTNERSHIP

                                     By:      Baird Capital Partners Management
                                              Company III, L.L.C.

                                     By:        /s/ Brian W. Anderson
                                              ---------------------------------

                                     Its:       Senior Vice President
                                              ---------------------------------


                            PPM AMERICA PRIVATE EQUITY FUND, L.P.

                                     By:      PPM America Capital Partners, LLC,
                                              its general partner

                                     By:        /s/ David Brett
                                              ---------------------------------

                                     Its:       Managing Member
                                              ---------------------------------

                            OLD HICKORY FUND I, LLC

                                     By:      PPM America, Inc., its manager

                                     By:        /s/ David Brett
                                              ---------------------------------

                                     Its:       Managing Member
                                              ---------------------------------

                            ANTARES CAPITAL CORPORATION

                                     By:        /s/ David Swanson
                                              ---------------------------------
                                              David Swanson, its Director


         Signature Page to Amendment No. 1 to Recapitalization Agreement